Exhibit 10.14

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                                  JOHN A. GRAF,

                             AXA FINANCIAL, INC. AND

                      AXA EQUITABLE LIFE INSURANCE COMPANY


         This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 14th day of March, 2005 (the "Effective Date"), between AXA Financial, Inc. ("AXA Financial") and AXA Equitable Life Insurance Company ("AXA Equitable"), on the one hand (collectively, the "Company"), and John A. Graf, on the other (the "Executive").

         WHEREAS, the Company desires to employ the Executive as Vice Chairman of the Board of AXA Financial and as President and Chief Operating Officer of AXA Equitable and of MONY Life Insurance Company ("MONY Life"), and the Executive is willing to be employed in such capacities, on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Company considers the services of the Executive to be unique and essential to the success of the Company's business;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed between the Company and the Executive as follows:

1.      EMPLOYMENT. During the Employment Term (as defined below):

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        (a)     The Executive agrees to serve as the Vice Chairman of the
                Board of AXA Financial reporting directly to the Chief Executive Officer of AXA Financial.

        (b) The Executive shall also serve as the President and Chief Operating Officer of AXA Equitable and of MONY Life reporting directly to the Chairman of the Board and Chief Executive Officer, respectively, of AXA Equitable and MONY Life.

        (c) The Executive shall also serve as a Director on the Boards of Directors of AXA Financial, AXA Equitable and MONY Life.

2. EMPLOYMENT TERM. The employment of the Executive under this Agreement is contingent upon the Executive successfully passing the Company's drug screening test in accordance with the Company's policies. The term of the Executive's employment under this Agreement shall commence on the earlier of (i) September 1, 2005 or (ii) the date upon which the Executive is not subject to any restriction limiting the Executive's ability to execute and deliver this Agreement, or immediately serve in the capacities and fully perform the services contemplated in this Agreement, under the employment agreement dated as of May 11, 2001 between the Executive, American International Group, Inc. and American General Corporation as amended by letter agreements dated July 27, 2001 and March 25, 2003 (the "AIG Agreement"), (the "Employment Date") and shall continue thereafter through the fifth anniversary of the Employment Date or until terminated by either party on 30 days' written notice, whichever comes first (the "Employment Term"). The Employment Term shall be automatically extended for additional one-year periods,

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unless written notice of either party's intention not to extend has been provided to other party at least 30 days prior to the expiration of the Employment Term then in effect. If the Employment Term is extended under this
Section 2, all of the terms and conditions of this Agreement shall continue in full force and effect.


3. DUTIES. During the Employment Term, and except for illness or incapacity and reasonable vacation periods consistent with Company policies for other senior officers, the Executive shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its parent and subsidiaries, shall not be engaged in any other business activity, and shall perform and discharge well and faithfully the duties of the offices of the Company held by him, and such other duties and positions as may be assigned to him from time to time by the AXA Financial, AXA Equitable and MONY Life Boards of Directors or by the Chief Executive Officer of the Company not inconsistent with the positions specified in Section 1 of this Agreement; provided, however, that nothing in this Agreement shall preclude the Executive from devoting time during reasonable periods required for:

            (i) serving, in accordance with and after obtaining the approvals required by Company policies and the approval of the Chief Executive Officer of the AXA, a societe anonyme organized under the laws of the Republic of France, as a director of any company or organization involving no actual or potential conflict of interest with the Company or any of its affiliates;

            (ii)   delivering lectures and fulfilling speaking engagements; and

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            (iii)  engaging in charitable, community and other personal activities in accordance with Company policies;

provided, however, that such activities do not materially affect or interfere with the performance of the Executive's duties and obligations to the Company or any of its affiliates.

4. PLACE OF PERFORMANCE. The principal place of employment of the Executive shall be in New York City, New York, USA, but the Executive understands that his duties under this Agreement will entail significant domestic and international travel.

5. COMPENSATION. The Executive shall be compensated for services rendered during the Employment Term as follows:

        (a) Base Salary. The Executive shall be compensated at an annual base salary of no less than Six Hundred Fifty Thousand ($650,000) Dollars (the base salary, at the rate in effect from time to time, is hereinafter referred to as the "Base Salary"). The Organization and Compensation Committee (the
            "O&C Committee") of the Company's Board of Directors shall no less than annually review and may, if appropriate, in its sole discretion, increase this annual Base Salary during the Employment Term. The first such review shall be in February 2006, and the effective date of any increase shall be consistent with the practice of the Company for other senior officers.

        (b) Annual Bonus. In addition to the Base Salary provided for in
            Section 5(a) above, the Company shall provide an annual bonus target incentive opportunity to the Executive under a short-term incentive compensation

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            plan for senior officers (the "Short Term Plan") in accordance with the terms of the Short Term Plan and any performance measures established thereunder. During the Employment Term, the Executive's annual target incentive opportunity under the Short Term Plan will be no less than Two Million Dollars ($2,000,000), subject to proration based on a year of twelve months at the rate of $166,667 per whole or partial month worked in 2005.

        (c) Target Long-Term Incentive. The Executive will participate in the AXA Financial, Inc. 1997 Stock Incentive Plan or any successor plan (the "Stock Plan"). The annual target present value of grants to the Executive under the Stock Plan and any other long-term incentive compensation plans of the Company or any of its affiliates will be in the aggregate no less than Four Million ($4,000,000) Dollars, subject to proration based on a year of twelve months at the rate of $333,334 per whole or partial month worked in 2005. Except as provided in this Section 5(c), the actual grant of stock options or of other long-term incentive compensation, and the terms of such options or other long-term compensation, will be subject to the approval, in its sole discretion, of the O&C Committee of the AXA Financial Board of Directors or a successor committee, subject to the provisions of the relevant stock and other long-term incentive compensation plans and consistent with the treatment of stock options and other long-term incentive compensation granted to other senior officers. The valuation of stock options and other

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            long-term incentive compensation granted to the Executive will be subject to the approval, in its sole discretion, of the O&C Committee consistent with the treatment of stock options and other long-term incentive compensation granted to other senior officers. In the event the Executive's employment hereunder is terminated by the Company other than for reasons defined in Section 8(a), or by the Executive for reasons defined in Section 8(d), on or after the third anniversary of the Employment Date and prior to the Executive being offered the position of Chief Executive Officer of the Company, an accelerated vesting schedule shall apply to any long-term incentive compensation grants, pursuant to which 50% of any such unvested grants shall vest upon the Executive's date of termination if such termination occurs on or after the third anniversary of the Employment Date, 75% if such termination occurs on or after the fourth anniversary of the Employment Date and 100% if such termination occurs on or after the fifth anniversary of the Employment Date. Notwithstanding the terms of the Stock Plan or other relevant long-term incentive compensation program of the Company or any of its affiliates, the vested portion of such grants that is exercisable at the date of such termination (including any portion for which vesting is accelerated by reason of such termination) shall be exercisable at any time prior to the earlier of the expiration of the term of such grant or the fifth anniversary of the date of such termination of employment.

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6.      INITIAL GRANTS. In connection with the commencement of the Executive's employment, the Company will grant, effective on the Employment Date, to the Executive in accordance with the terms of the Stock Plan or other relevant long-term incentive compensation program of the Company or any of its affiliates:

        (a) Five Hundred Thousand ($500,000) Dollars in face value on the Employment Date of restricted AXA Group ADRs which shall have a vesting schedule pursuant to which 100% of such restricted AXA Group ADRs shall become non-forfeitable and transferable on the third anniversary of the date of grant (unless the Executive's employment is terminated by the Company other than for reasons defined in
            Section 8(a), or by the Executive for reasons defined in Section 8(d), in which case such vesting shall accelerate to the date of such termination). The number of restricted AXA Group ADRs granted to Executive pursuant to this Section 6(a) shall be calculated by dividing $500,000 by the closing price on the Employment Date for an AXA Group ADR as reported on the composite transaction tape of the New York Stock Exchange (as reported in the Wall Street Journal or if not reported thereby, any other authoritative source chosen by the O&C Committee) (the "Fair Market Value"). The Executive shall be entitled to receive all dividends and other distributions paid with respect to the restated AXA Group ADRs granted pursuant to this
            Section 6(a), provided that if any such dividends or distributions are paid in AXA Group ADRs, such

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            AXA Group ADRs shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the restricted AXA Group ADRs with respect to which they were paid.

        (b) Five Hundred Thousand ($500,000) Dollars in present value on the date of the first meeting of the AXA Group Management Board on or after the Employment Date (the "Option Grant Date") of options to purchase AXA ordinary shares which shall have a vesting schedule pursuant to which one-third of such options shall vest on each of the second, third and fourth anniversaries of the Option Grant Date (unless the Executive's employment is terminated by the Company other than for reasons defined in Section 8(a), or by the Executive for reasons defined in Section 8(d), in which case such vesting shall accelerate to the date of such termination). The number of options granted pursuant to this Section 6(b) shall be calculated by dividing (x) the euro amount equal to the product of $500,000 multiplied by the U.S. dollar/euro exchange rate on the Option Grant Date by (y) the product of 39% multiplied by the greater of (I) the average of the opening prices of the AXA ordinary share on the Euronext Paris over the 20 trading days immediately preceding the Option Grant Date and (II) the closing price for an AXA ordinary share, as published by Euronext Paris, on the Option Grant Date (provided that if such date is not a trading day, the closing price on the first trading day immediately preceding such date shall be used) (the

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            greater of (I) and (II) hereinafter referred to as the "Euro Fair
            Market Value"). In the event (I) is greater than (II), the number of options granted to the Executive under this paragraph 6(b) shall be increased by an amount equal to the quotient obtained by dividing
            (i) the product of the excess of (I) over (II) multiplied by the number of options that would otherwise be granted to the Executive under this paragraph 6(b) by (ii) 39% multiplied by the exercise price of such options. All such options shall have an exercise price in euro equal to the Euro Fair Market Value on the Option Grant Date and a term of ten (10) years from the Option Grant Date and shall otherwise be subject to the terms and conditions of the AXA Stock Option Plan for AXA Financial Employees and Associates.

7.      EMPLOYEE BENEFITS.

        (a) General Provisions. Except as expressly provided in this Agreement, the Executive shall be eligible to participate in all employee benefit, welfare, pension, deferred compensation and stock plans offered by the Company (collectively referred to as the "Benefit Plans") subject to their terms and conditions on a basis which is no less favorable to the Executive than that made available to other senior officers of the Company.

        (b) Vacation and Sick Leave. The Executive shall be entitled to vacation and sick leave in accordance with the vacation and sick leave policies adopted by the Company from time to time for senior officers.

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        (c) Business Travel and Expenses. The Executive shall be reimbursed by the Company for reasonable business expenses, as approved by the Company, which are incurred and accounted for in accordance with the Company's normal practices and procedures for reimbursement of expenses.

        (d) Executive Car and Driver. In order to ensure the accessibility and safety of the Executive during the Employment Term, the Company will provide the Executive with a car and driver for business and personal purposes.

        (e) Air Travel. The Executive may travel for business purposes by means of private aircraft at the Company's expense with such aircraft to be provided by the Company by any commercially reasonable method as long as such methods are available to the Company and subject to reasonable limitations which may be imposed from time to time by the Chief Executive Officer of the Company.

        (f) Financial Counseling. The Executive will be entitled to reimbursement by the Company of fees and disbursements incurred by him for personal financial counseling services provided by a person or company selected by him up to an aggregate annual amount of $15,000.

        (g) The Company will provide to the Executive the same benefits as the Company provides to other senior officers with respect to:

            (i)   Parking,

            (ii)  Executive health examination, and

            (iii) Life insurance under the Executive Survivor Benefits Plans of
                  AXA

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        Equitable.

8. TERMINATION OF EMPLOYMENT. For purposes of determining entitlements pursuant to this Agreement the following definitions shall apply:

        (a) Termination by the Company for Cause. Termination for cause shall mean termination because of (i) the willful failure by the Executive to perform substantially his duties as an employee of the Company or any of its affiliates after reasonable notice to the Executive of such failure; (ii) the Executive's willful misconduct that is materially injurious to the Company or any of its affiliates; (iii) the Executive's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony (other than a felony involving "limited vicarious liability" as defined in this
            Section 8(a)); or (iv) the willful breach by the Executive of any written covenant or agreement with the Company or any of its affiliates not to disclose any information pertaining to the Company or any of its affiliates or not to compete or interfere with the Company or any of its affiliates. For purposes of this Section 8(a), "limited vicarious liability" shall mean any liability which is (i) based on acts of the Company for which the Executive is responsible solely as a result of his office(s) with the Company and (ii) provided that (x) he was not directly involved in such acts and either had no prior knowledge of such intended actions or promptly acted reasonably and in good faith to attempt to prevent the acts causing such liability or (y) he did not have a reasonable basis to believe that a law was being violated by

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            such acts. No act or failure to act will be considered "willful" for purposes of this Section 8(a) unless it is done, or omitted to be done, by the Executive in bad faith and without reasonable belief that this action or omission was in the best interests of the Company.

        (b) Termination by the Company for Excessive Absenteeism. Termination by the Company for excessive absenteeism shall mean termination because the Executive shall have been absent from his duties with the Company on a full-time basis for one hundred twenty (120) days within any six months period.

        (c) Death. If the Executive's employment terminates by reason of death, the date of his death shall be the date of termination for purposes of this Agreement.

        (d) Termination by the Executive for Good Reason. Termination for good reason shall mean:

            (i) termination of employment by the Executive after having delivered to the Company a notice of termination within thirty (30) days after the occurrence of one or more of the following circumstances, without the Executive's express written consent, which are not remedied by the Company within thirty (30) days of its receipt of the Executive's notice of termination:

                   (A) an assignment to the Executive of any duties materially inconsistent with his position, duties, responsibilities, and

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                        status with the Company, or any material limitation of
                        the powers of the Executive not consistent with the powers of the Executive contemplated by Sections 1 and 3 hereof;

                   (B) any removal of the Executive from the positions specified in Section 1 of this Agreement;

                   (C) a material diminution of the Executive's titles as specified in Section 1 of this Agreement;

                   (D) the Company's requiring the Executive to be based at any office or location more than 75 miles commuting distance from the location referred to in Section 4 of this Agreement;

                   (E) any failure by the Company to provide the Base Salary, an annual bonus target incentive opportunity of at least $2,000,000 or an annual target long-term incentive opportunity of at least $4,000,000;

                   (F) any failure by the Company to comply with any of the provisions of Section 5 or 6 of this Agreement;

                   (G) a failure of the Company to secure a written assumption by any successor company as provided for in Section 12(h) hereof;

                   (H) AXA Financial's requiring the Executive to report to a person other than the Chief Executive Officer of AXA Financial;

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                   (I)  AXA Equitable's requiring the Executive to report to a person other than an executive officer of AXA Equitable who is also the Chief Executive Officer of AXA Financial;

                   (J) the Company requiring the Executive to report to a person other than Christopher M. Condron, unless the Executive is offered the position of Chief Executive Officer of the Company; or

                   (K) the Company providing notice under Section 2 of its intention not to extend the Employment Term, unless the Executive is offered the position of Chief Executive Officer of the Company; and

            (ii) termination of employment by the Executive in the event of a "change in control"(as hereinafter defined) of the Company upon 30 days' written notice, with the effective date of such termination to occur during the 30-day period immediately following the first anniversary of the date of such "change in control." For purposes of this Section 8(d)(ii), "change of control" shall mean any of the following events:

                   (A) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose, (i) AXA, any affiliate of AXA, the Company or any subsidiary of the Company, or (ii) any employee benefit plan of AXA, any affiliate of AXA, the Company or any subsidiary of

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                        the Company, is or becomes the "beneficial owner" (as
                        defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by AXA, any affiliate of AXA, the Company or any subsidiary of the Company;

                   (B) AXA and its affiliates cease to control the election of a majority of the Board of Directors of the Company; or

                   (C) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, AXA and its affiliates own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the

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                        election of directors of the company resulting from such
                        Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries).

9.      COMPENSATION UPON TERMINATION.

        (a) Absence From Work. If the Executive's employment hereunder is terminated by the Company for excessive absenteeism as defined in
            Section 8(b), then the Company shall pay the Executive, as soon as practicable after the date of termination (i) any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder as of the date of termination and (ii) any earned and unpaid bonus relating to service performed by the Executive prior to termination for excessive absenteeism.

        (b) Termination for Cause or by the Executive other than for Good Reason. If the Executive's employment hereunder is terminated by the Company for Cause as defined in Section 8(a) or by the Executive (other than for Good Reason as defined in Section 8(d)), then (i) the Company shall pay the Executive, as soon as practicable after the date of termination, any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder as of the date of termination; (ii) the Executive shall immediately forfeit any unvested stock options; and (iii) the Executive shall not be entitled to any other benefits under any Company plan or policy except as

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            required by statute or the express provisions of this Agreement.

        (c) Severance Benefits. In the event the Executive's employment hereunder is terminated by the Company other than for reasons defined in Section 8(a), 8(b) or 8(c), or by the Executive for reasons defined in Section 8(d), the Executive shall be entitled to continuation of Base Salary and participation in the Benefit Plans for one year (subject to the provisions of Section 9(d) of this Agreement) from the date of termination and the payment of an amount equal to an annual bonus at target for the year in which the termination occurred, prorated to the date of termination, and an additional payment equal to one annual bonus at target for the year in which termination occurred (payable at such times as the Company in the ordinary course would pay annual bonuses for the year in which the termination occurred and for the year succeeding the year in which the termination occurred or at such later time as necessary to avoid adverse tax consequences to the Executive under section 409A or any successor provision of the Internal Revenue Code of 1986, as amended), provided, however, that in the event the Executive provides services as described in Section 10(a) of this Agreement prior to the end of the calendar year following the year in which any such termination occurs, the Executive's entitlement to continuation of Base Salary and participation in the Benefit Plans (except as otherwise expressly provided in this Agreement) shall cease on the date the provision of such services commences, and the amount

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            of the additional payment to be made to the Executive shall be reduced and shall be determined by (a) multiplying (x) the amount of the additional payment by (y) a fraction whose numerator is the number of days elapsed from the date of the Executive's termination of employment to the date the provision of such services commences and whose denominator is the number of days from the date of the Executive's termination of employment to the end of the calendar year following the year in which such termination occurs; and provided further that the Executive shall not be entitled to the severance benefits described in the foregoing Section 9(c) unless the Executive executes a release substantially in the form of Exhibit A to this Agreement; and provided also that the severance benefits provided for herein shall be in lieu of any other severance benefits under any Company plan or policy.

        (d) Additional Benefits. In the event the Executive's employment hereunder is terminated other than by the Company for reasons defined in Section 8(a) or 8(c):

            (i) such termination of the Executive's employment shall be deemed to be a "retirement" for purposes of the Executive Survivor Benefits Plans or any respective successor plan thereto; and

            (ii) the Executive shall be entitled to continued medical, dental, vision, and life insurance coverage (excluding accident, death, and disability insurance) for the Executive and the Executive's eligible

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                   dependents or, to the extent such coverage is not
                   commercially available, such other arrangements reasonably acceptable to the Executive, on the same basis as in effect prior to such termination of the Executive's employment for a period ending on the earlier of (A) the first anniversary of the date of such termination of the Executive's employment and (B) the commencement of comparable coverage by the Executive with a subsequent employer.

10. NON-SOLICITATION AND NON-COMPETITION.

        (a) During his employment with the Company and for a period of six months from the date of the Executive's termination of employment hereunder for any reason, the Executive will not provide services, in any capacity, whether as an employee, consultant, independent contractor, owner, partner, shareholder, director, or otherwise, to any person or entity that provides products or services that compete with any present or planned business of the Company and any of its affiliates, including but not limited to any other life insurance or financial services company, provided that nothing herein shall prevent the Executive from, after the termination of his employment, being a passive owner of not more than 5% of the outstanding stock of any class of securities of a corporation that is publicly traded and that may acquire any corporation or business that competes with the Company or any of its affiliates.

        (b) For a period of one year following the termination of the Executive's

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            employment for any reason, or, if longer, during the
            period of his continuation of Base Salary pursuant to Section 9(c) of this Agreement (the "Continuation Period"), the Executive will not directly or indirectly solicit the business of any customer or prospective customer of the Company or any of its affiliates for any purpose other than to obtain, maintain and/or service the customer's business for the Company or any of its affiliates.

        (c) For a period of one year following the termination of the Executive's employment for any reason, or, if longer, during the Continuation Period, the Executive agrees not to, directly or indirectly, recruit, solicit or hire any employees of the Company or any of its affiliates to work for the Executive or any other person or entity.

        (d) Exclusive Property. The Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by the Executive relating to the business of the Company or any of its affiliates shall be and remain the property of the Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall not without the consent of the Company's Boards of Directors retain copies of, any written materials not previously made available to the public or any records and documents made by the Executive in his possession concerning the business or affairs of the Company or any of its affiliates.

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        (e) Remedies. Without intending to limit the remedies available to the
            Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 10 may result in material irreparable injury to the Company or its affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 10 or such other relief as may be required to specifically enforce any of the covenants in this
            Section 10.


11. CONFIDENTIALITY. From the Effective Date and continuing after the Employment Term, and except as otherwise required by law, the Executive shall not disclose or make accessible to any business, person or entity, or make use of (other than in the course of the business of the Company) any trade secrets, proprietary knowledge or confidential information which the Executive shall have obtained during his employment by the Company and which shall not be generally known to or recognized by the general public. All information regarding or relating to any aspect of the business of the Company or any of its affiliates, including but not limited to that relating to existing or contemplated business plans, activities or procedures, current or prospective clients, current or prospective contracts or other business arrangements, current or prospective products, facilities and methods, manuals, intellectual property, price lists, financial information

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(including the revenues, costs, or profits associated with any of the products or services of the Company or any of its affiliates), or any other information acquired because of the Executive's employment by the Company, shall be conclusively presumed to be confidential; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive). The Executive's obligations under this Section 11 shall be in addition to any other confidentiality or nondisclosure obligations of the Executive to the Company at law or under any other Company policy or agreements.

12.     OTHER MATTERS.

        (a) Representation and Warranty of Executive. Executive represents and warrants that he is subject to no agreement or restriction other than the AIG Agreement that would limit his ability to execute and deliver this Agreement, or, as of the Employment Date, immediately serve in the capacities and fully perform the services contemplated herein.

        (b) Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive relating to the subject matter hereof and supersedes any prior agreement or understandings and, except to the extent expressly provided herein or as required by law, any provisions of any plan, program, policy or other document of the Company pertaining to the subject matter hereof.

        (c) Assignment. Except as set forth below, this Agreement and the rights and obligations contained herein shall not be assignable or otherwise transferable by either party to this Agreement without the prior written consent of the other party to this Agreement. Notwithstanding the foregoing, any amounts owing to the Executive upon his death shall inure to the benefit of his heirs, legatees, personal representatives, executor or administrator.

        (d) Notices. Any and all notices provided for under this Agreement shall be in writing and hand delivered or sent by first class registered or certified mail, postage prepaid, return receipt requested, addressed to the Executive at his residence or to the Company, attention General Counsel, at its usual place of business, and all such notices shall be deemed effective at the time of delivery or at the time delivery is refused by the addressee upon presentation.

        (e) Amendment/Waiver. No provision of this Agreement may be amended, waived, modified, extended or discharged unless such amendment, waiver, extension or discharge is agreed to in writing signed by both the Company and the Executive.

        (f) Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted, and enforced in accordance with the laws of the State of New York (applicable to contracts to be performed wholly within such State).

        (g) Severability. The Executive hereby expressly agrees that all of the covenants in this Agreement are reasonable and necessary in order to protect the Company and its business. If any provision or any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective only to the extent of such invalidity or unenforceability and shall not affect in any way the validity or enforceability of the remaining provisions of this Agreement, or the remaining parts of such provision.

        (h) Successor in Interests. In the event the Company merges or consolidates with or into any other corporation or corporations, or sells or otherwise transfers substantially all of its assets to another corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation surviving or resulting from the merger or consolidation or to which the assets are sold or transferred and, prior to the consummation of any such event, the Company shall obtain the express written assumption of this Agreement by the other corporation (other than in the case of a merger after which the Company is the surviving entity). All references herein to the Company refer with equal force and effect to any corporate or other successor of the corporation that acquires directly or indirectly by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Company.

        (i) Reimbursement. The Company shall reimburse the Executive for any loss of the bonus payable under section 3(b)(iii) of the AIG Agreement for the calendar year within which the Executive terminated employment under the AIG Agreement that arises out of, is based on or results from the actions of the

            Company, including without limitation the execution and delivery of this Agreement. The Executive shall promptly notify the Company in writing of any loss that could require reimbursement by the Company under this Section 12(i). Any reimbursement of such loss shall be payable by the Company to the Executive promptly after the Employment Date subject to repayment in full by the Executive if his employment is terminated by the Company for reasons defined in
            Section 8(a), or by the Executive other than for reasons defined in
            Section 8(d), prior to the first anniversary of the Employment Date. If, after having incurred such loss, the Executive is subject under the AIG Agreement to any restriction limiting the Executive's ability to execute and deliver this Agreement, or immediately serve in the capacities and fully perform the services contemplated in this Agreement, and the Company notifies the Executive in writing that it desires on the Executive's behalf to contest such loss and or any such restriction under the AIG Agreement, the Executive shall
            (i) take such actions in connection with such contest as the Company shall reasonably request, including, without limitation, accepting legal representation with respect to such contest by an attorney reasonably selected by the Company and (ii) shall cooperate with the Company in good faith in order to effectively pursue such contest, provided, however, that the Company shall bear all costs and expenses incurred in connection with such contest.

        (j) Indemnity. The Company shall indemnify, defend and hold harmless the Executive from and against any and all liabilities, costs, losses or damages, including reasonable attorneys' fees and disbursements, incurred as a result of, or in connection with, any action, suit, proceeding or claim by American International Group, Inc., or any of its affiliates, that arises out of, is based on or results from actions of the Company, including the execution and delivery of the Agreement, or the performance of services by the Executive for the Company. The Executive shall promptly notify the Company in writing of any claim that could require indemnification under this Section 12(j). The Company shall control the defense in respect of any such claim with an attorney reasonably selected by the Company. The Company may not settle any such claim without the consent of the Executive, which consent shall not be unreasonably withheld. If the Company does not assume the defense of such claim, the Executive shall have the right to select its own attorney and control the defense thereof at the expense of the Company. Upon payment of any such claim to or on behalf of the Executive, the Company shall be subrogated to any and all claims that the Executive may have in respect of the matters against which the indemnity under this
            Section 12(j) was given. The Executive shall cooperate with the Company in good faith and shall execute such instruments and take such actions as the Company shall reasonably request in order to effectively defend or pursue any claim under this Section 12(j).

13. APPLICABLE TAXES. There shall be deducted from any compensation payments made under this Agreement any federal, state, and local taxes or other amounts required to be withheld by any entity having jurisdiction over the matter. With respect to the benefits described in Sections 7(d) and (e) of this Agreement, the Company will provide the Executive with full tax gross-up due to any imputed income therefrom, but the Executive shall be personally responsible for payment of taxes on any other imputed income resulting from any other benefits afforded under this Agreement.

14. INDEMNIFICATION AND INSURANCE. During the Employment Term and thereafter to the extent provided in the Company's charter and by-laws and applicable liability insurance policies, the Executive will be entitled to the protections afforded by the indemnification provisions of the Company's charter and by-laws and by the directors and officers liability insurance policies purchased form time to time and maintained by the Company to the same extent as other directors and senior officers of the Company.

15. CERTAIN PAYMENTS. In the event that the aggregate of all payments or benefits made or provided to, or that may be made or provided to, the Executive under this Agreement and under all other plans, programs and arrangements of the Company (the "Aggregate Payment") is determined to constitute a "parachute payment," as such term is defined in Section 280G(b)(2) of the Internal Revenue Code, the Company shall pay to the Executive, prior to the time any excise tax imposed by Section 4999 of the Internal Revenue Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a parachute payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this Section 15 shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company.

The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two (2) years preceding the date of its selection, acted in any way on behalf of the Company or any affiliate thereof. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. Notwithstanding the foregoing, in the event that the amount of the Executive's Excise Tax liability is subsequently determined to be greater than the Excise Tax liability with respect to which an initial payment to the Executive under this Section 15 has been made, the Company shall pay to the Executive an additional amount with respect to such additional Excise Tax (and any interest and penalties thereon) at the time and in the amount determined by the Auditor so as to make the Executive whole, on an after-tax basis, with respect to such Excise Tax (and any interest and penalties thereon) and such additional amount paid by the Company. In the event the amount of the Executive's Excise Tax liability is subsequently determined to be less than the Excise Tax liability with respect to which any payment to the Executive has been made under this Section 15, the Executive shall, as soon as practical after the determination is made, pay to the Company the amount of the overpayment by the Company, reduced by the amount of any relevant taxes already paid by the Executive and not refundable, all as determined by the Auditor. The Executive and the Company shall cooperate with each other in connection with any proceeding or claim relating to the existence or amount of liability for Excise Tax, and all expenses incurred by the Executive in connection therewith shall be paid by the Company promptly upon notice of demand from the Executive.

16. TERMINATION BEFORE EMPLOYMENT DATE. The Company or the Executive may at any time prior to the Employment Date give notice to the other that the employment of Executive will not commence and the Agreement will be terminated, in which event the terminating party shall pay $2,650,000 to the other party and the obligations of the parties under this Agreement shall become null and void and have no effect except for the obligations in Section 10(b), (c) and (d) and
Section 11, provided however, that this provision shall not apply (A) in the event the Company gives such notice by reason of (i) the failure of the Executive to successfully pass the Company's drug screening test or (ii) acts or events that would constitute Cause under Section 8(a)(ii), (iii) or (iv) or (B) upon the death or incapacity of the Executive.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its own behalf by its duly authorized officers, and the Executive has executed this Agreement on his own behalf intending to be legally bound, as of the Effective Date.


                                    AXA FINANCIAL, INC.

                                    By:  /s/ Christopher M. Condron
                                         --------------------------
                                         Christopher M. Condron
                                         President and Chief Executive Officer

                                    AXA EQUITABLE LIFE INSURANCE COMPANY

                                    By:  /s/ Christopher M. Condron
                                         --------------------------
                                         Christopher M. Condron
                                         Chairman and Chief Executive Officer

                                   EXECUTIVE:

                                          /s/ John A. Graf
                                          ----------------
                                          John A. Graf

                                                                      EXHIBIT A


              CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

            This Confidential Separation Agreement and General Release (the "Agreement") sets forth the agreement reached concerning the termination of employment of John A. Graf ("Employee") with AXA Financial, Inc. and AXA Equitable Life Insurance Company including its current and former parents, subsidiaries and affiliates, and its and their respective current and former successors, assigns, representatives, agents, attorneys, shareholders, officers, directors and employees, both individually and in their official capacities (collectively "the Company").

            1. In consideration for signing this Agreement and in exchange for the promises, covenants and waivers set forth herein, The Company will, provided Employee has not revoked this Agreement as set forth below, provide Employee with all of the benefits and payments contained in Section 9 of the Employment Agreement (the "Employment Agreement") dated March 14, 2005 between the Company and the Employee.

            2. In consideration of the benefits and payments described above, and for other good and valuable consideration, Employee hereby releases and forever discharges, and by this instrument releases and forever discharges, The Company from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which Employee ever had, now has, or which may arise in the future, regarding any matter arising on or before the date of Employee's execution of this Agreement, including but not limited to all claims (whether known or unknown) regarding Employee's employment with or termination of employment from The Company, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys' fees, any tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, disability, or retaliation, including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967 ("ADEA"); the Older Workers Benefit Protection Act of 1990; the Americans With Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C. ss. 1981; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act of 1988; the Sarbanes-Oxley Act; the New York State Human Rights Law; the New York City Human Rights Law; and any other federal, state or local laws, rules or regulations, whether equal employment opportunity laws, rules or regulations or otherwise, or any right under any Company retirement, welfare, or stock plans; provided, however, that this release does not apply to any vested benefits which Employee may have. Such benefits shall be governed by the terms and conditions of the applicable plan documents which the Company reserves the right to amend, modify or terminate in its sole discretion. This release does not apply to any rights Employee may have to recovery as a member of the certified class in the action entitled HIRT, ET AL. V. THE RETIREMENT PLAN FOR EMPLOYEES, MANAGERS AND AGENTS, ET AL., 01 Civ. 7920, currently pending in the Southern District of New York. This Agreement may not be cited as, and does not constitute an admission by the Company of, any violation of any such law or legal obligation with respect to any aspect of Employee's employment or termination therefrom.

            3. Employee represents and agrees that Employee has not filed any lawsuits or arbitrations against the Company, or filed or caused to be filed any charges or complaints against the Company with any municipal, state or federal agency charged with the enforcement of any law or any self-regulatory organization. Pursuant to and as a part of Employee's release and discharge of the Company, as set forth herein, with the sole exception of Employee's right to bring a proceeding pursuant to the Older Workers Benefit Protection Act of 1990 to challenge the validity of Employee's release of claims pursuant to the ADEA, Employee agrees, not inconsistent with EEOC Enforcement Guidance On Non-Waivable Employee Rights Under EEOC-Enforced Statutes dated April 11, 1997, and to the fullest extent permitted by law, not to sue or file a charge, complaint, grievance or demand for arbitration against the Company in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involves the Company, and that occurred up to and including the date of Employee's execution of this Agreement, unless (a) required to do so by court order, subpoena or other directive by a court, administrative agency, arbitration panel or legislative body, or unless required to enforce this Agreement; or (b) requested to engage in conduct permissible under paragraph 7d of this Agreement. To the extent any such action may be brought by a third party, Employee expressly waives any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action. Nothing in this Agreement shall prevent Employee (or Employee's attorneys) from (i) commencing an action or proceeding to enforce this Agreement or (ii) exercising Employee's right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of Employee's waiver of ADEA claims set forth in paragraph 2 of this Agreement.

            4. Employee represents, warrants and acknowledges that the Company owes Employee no wages, commissions, bonuses, sick pay, personal leave pay, severance pay, notice pay, vacation pay, or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in the Employment Agreement.

            5. Employee agrees that Employee will not disparage or criticize the Company, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against the Company, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

            6. Employee agrees not to disclose, nor use for Employee's benefit or the benefit of any other person or entity, any information received from the Company which is confidential or proprietary or covered by any of the Company's non-disclosure or privacy policies and (i) which has not been disclosed publicly by the Company, (ii) which is otherwise not a matter of public knowledge, or (iii) which is a matter of public knowledge but Employee knows or has reason to know that such information became a matter of public knowledge through an unauthorized disclosure. Proprietary or confidential information shall mean information the unauthorized disclosure or use of which would reduce the value of such information to the Company. Such information includes, without limitation, the Company's client lists, its trade secrets, any confidential information about (or provided by) any client or prospective or former client of the Company, information concerning the Company's business or financial affairs, including its books and records, commitments, procedures, plans and prospects, or current or prospective transactions or business of the Company and any "inside information." Employee hereby confirms that Employee has delivered to the Company and retained no copies of any written materials, records and documents (including those that are electronically stored) made by Employee or coming into Employee's possession during the course of Employee's employment with the Company which contain or refer to or are derived from any such proprietary or confidential information. Employee further confirms that Employee has delivered to the Company any and all property and equipment of the Company, including, without limitation, laptop computers, any other Company equipment, hardware, software and/or materials, Employee's card key, identification card and passwords which may have been in Employee's possession.

            7. Employee agrees not to disclose the terms, contents or execution of this Agreement, the claims that have been or could have been raised against the Company, or the facts and circumstances underlying this Agreement, except in the following circumstances:

               a. Employee may disclose the terms of this Agreement to Employee's immediate family, so long as such family member agrees to be bound by the confidential nature of this Agreement;

               b. Employee may disclose the terms of this Agreement to (i) Employee's financial and tax advisors so long as such financial and tax advisors agree in writing to be bound by the confidential nature of this Agreement, (ii) taxing authorities if requested by such authorities and so long as they are advised in writing of the confidential nature of this Agreement, or (iii) Employee's legal counsel; and

               c. Pursuant to the order of a court or governmental agency of competent jurisdiction, or for purposes of securing enforcement of the terms and conditions of this Agreement.

               d. Any non-disclosure provision in this Agreement does not prohibit or restrict Employee (or Employee's attorneys) from responding to any inquiry, or providing testimony about this Agreement or its underlying facts and circumstances initiated by, or before, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other self-regulatory organization or any other federal or state regulatory authority.

            8. Upon service on Employee, or anyone acting on Employee's behalf, of any subpoena, order, directive, request or other legal process requiring Employee to engage in conduct encompassed within paragraphs 5, 6, or 7 of this Agreement, Employee or Employee's attorney shall immediately notify the Company of such service and of the content of any testimony or information to be provided pursuant to such subpoena, order, directive, request or other legal process and within two (2) business days send to the undersigned representative of the Company via overnight delivery (at the Company's expense) a copy of said documents served upon Employee; provided, however, that if Employee is requested to engage in conduct permitted under paragraph 7d of this Agreement Employee shall comply with Employee's obligations under this paragraph only after Employee has responded to the inquiry or provided the testimony sought. Upon submission of appropriate written documentation, the Company shall reimburse Employee for reasonable, pre-approved expenses incurred in carrying out the provisions of this paragraph.

            9. Employee agrees that Employee will reasonably assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by The Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving The Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including preparing for and testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph. Upon submission of appropriate written documentation, The Company shall reimburse Employee for reasonable, pre-approved expenses incurred in carrying out the provisions of this paragraph.

            10. Except for the provisions of the Employment Agreement that survive the Employment Term (as such term is defined in Section 2 of the Employment Agreement), this Agreement constitutes the entire agreement between The Company and Employee with respect to the subject matter herein, and supersedes and cancels all prior and contemporaneous written and oral agreements, if any, between The Company and Employee with respect to the subject matter herein. Employee affirms that, in entering into this Agreement, Employee is not relying upon any oral or written promise or statement made by anyone at any time on behalf of The Company.

            11. This Agreement is binding upon Employee and Employee's successors, assigns, heirs, executors, administrators and legal representatives.

            12. If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

            13. Without detracting in any respect from any other provision of this Agreement:

                a. Employee, in consideration of the benefits and payments described above, agrees and acknowledges that this Agreement constitutes a knowing and voluntary waiver of all rights or claims Employee has or may have against The Company as set forth herein, including, but not limited to, all rights or claims arising under the ADEA, as amended, including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA; and Employee has no physical or mental impairment of any kind that has interfered with Employee's ability to read and understand the meaning of this Agreement or its terms, and that Employee is not acting under the influence of any medication or mind-altering chemical of any type in entering into this Agreement.

                b. Employee understands that, by entering into this Agreement, Employee does not waive rights or claims that may arise after the date of Employee's execution of this Agreement, including without limitation any rights or claims that Employee may have to secure enforcement of the terms and conditions of this Agreement.

                c. Employee agrees and acknowledges that the consideration provided to Employee under this Agreement is in addition to anything of value to which Employee is already entitled.

                d. The Company hereby advises Employee to consult with an attorney prior to executing this Agreement.

                e. Employee acknowledges that Employee was informed that Employee had at least twenty-one (21) days in which to review and consider this Agreement and to consult with an attorney regarding the terms and effect of this Agreement.

            14. Employee may revoke this Agreement within seven (7) days from the date Employee signs this Agreement, in which case this Agreement shall be null and void and of no force or effect on either The Company or Employee. Any revocation must be in writing and received by The Company by 5:00 p.m. on or before the seventh day after this Agreement is executed by Employee. Such revocation must be sent to the attention of the Company's General Counsel at The Company's Corporate Headquarters at 1290 Avenue of the Americas, New York, New York 10104.

            15. This Agreement may not be changed or altered, except by a writing signed by an authorized executive officer of The Company and Employee. This Agreement is entered into in the State of , and the laws of the State of will apply to any dispute concerning it, excluding the conflict-of-law principles thereof.

            16. Employee understands and agrees that the terms set out in this Agreement, including, but not limited to, the confidentiality provisions, shall survive the signing of this Agreement and receipt of benefits hereunder.

EMPLOYEE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT EMPLOYEE HAS READ THIS AGREEMENT CAREFULLY; THAT EMPLOYEE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS

AGREEMENT; THAT THE COMPANY HAS ADVISED EMPLOYEE TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT EMPLOYEE HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; THAT EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT HAS BINDING LEGAL EFFECT; AND THAT EMPLOYEE HAS EXECUTED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY.

PLEASE READ CAREFULLY.  THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES.

Date:
      ------------------------             -------------------------------------
                                                  John A. Graf

On this ___ day of _________ 200_, before me personally came _________________, to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that ___(he/) executed the same.

                                          -------------------------------------
                                          Notary Public

EMPLOYEE MUST SIGN AND RETURN THIS AGREEMENT TO THE ATTENTION OF THE COMPANY'S GENERAL COUNSEL AT THE COMPANY'S CORPORATE HEADQUARTERS AT 1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104 NO LATER THAN 5:00 P.M. ON THE 21ST DAY FOLLOWING THE DATE OF TERMINATION UNDER THE EMPLOYMENT AGREEMENT.

                                                                         184172